UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2011

Comcast Corporation

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2011, Comcast Corporation (the “Company”) entered into a new employment agreement with Mr. Michael J. Angelakis. The agreement changes Mr. Angelakis’ title from Executive Vice President and Chief Financial Officer to Vice Chairman and Chief Financial Officer and secures his employment with the Company through June 30, 2016. The agreement also follows the standard form of employment agreement used by the Company for its named executive officers and includes an obligation to work full-time for the Company, as well as non-solicitation, non-competition and confidentiality obligations. The agreement does not provide for any increase in either base salary (Mr. Angelakis has had the same base salary since March 1, 2008) or annual cash bonus opportunity, which remains at 300% of base salary (based on the achievement of performance goals). The agreement continues the structure of Mr. Angelakis’ prior employment agreement of crediting contributions to the Company’s deferred compensation plan, with $2,125,000 being credited on the effective date of the agreement and a specified amount being credited on January 1 of each subsequent year, beginning in 2012 in the amount of $3,700,000, continuing in 2013 in the amount of $1,653,700 and then increasing by 5% each year thereafter from 2014 through 2016. Also under the agreement, Mr. Angelakis is entitled to receive two cash signing bonuses, each of $2,125,000, payable as soon as practicable following the effective date of the agreement and January 1, 2012. Mr. Angelakis, however, will be required to reimburse the Company for 100% of the amount of each signing bonus if, before November 22, 2012, the Company terminates his employment for cause or he terminates employment without good reason.

The above summary is qualified by its entirety by the terms and conditions set forth in the employment agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2011, the Company’s Board of Directors amended and restated the By-Laws of the Company to authorize the position of an officer-level Vice Chairman who is not also a director of the Company and to describe the rank and duties of any Vice Chairman.

The above description is qualified in its entirety by the full text of the Amended and Restated By-Laws of the Company, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01(d). Exhibits.

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Comcast Corporation, dated November 20, 2011.

99.1	Employment Agreement with Michael J. Angelakis entered into on November 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: November 23, 2011	By:	/s/ Arthur R. Block
Arthur R. Block
Senior Vice President, General Counsel and Secretary